Exhibit 99.1

                            EMPYREAN BIOSCIENCE, INC.
                            23800 COMMERCE PARK ROAD
                                     SUITE A
                              CLEVELAND, OHIO 44122

The undersigned hereby appoints Richard C. Adamany and Bennett C. Rubin and each of them, proxies, with power of substitution and revocation, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of EMPYREAN BIOSCIENCE, INC. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at the above address on ___________, 2001 at _____________, eastern standard time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present:

                 For all nominees            WITHHOLD
              listed at right (except  authority to vote for
                 as marked to the       all nominees listed
                  contrary below)              below

I. ELECTION OF         [ ]                      [ ]          NOMINEES:
   DIRECTORS:                                                Richard C. Adamany
                                                             Lawrence D. Bain
INSTRUCTION: TO WITHHOLD AUTHORITY TO                        Robert G.J. Burg II
VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE                      Michael Cicak
A LINE THROUGH THAT NOMINEE'S NAME AT                        Andrew J. Fishleder
RIGHT.                                                       Bennett S. Rubin

                                                     FOR     AGAINST     ABSTAIN
2.   APPROVAL OF MERGER AGREEMENT                    [ ]       [ ]         [ ]
     BETWEEN EMPYREAN DELAWARE AND
     EMPYREAN WYOMING

                                                     FOR     AGAINST     ABSTAIN
3.   APPROVAL OF AMENDMENT TO 1998                   [ ]       [ ]         [ ]
     STOCK PLAN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS THAT PROPERLY MAY BE PRESENTED AT THE MEETING.
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THIS  PROXY IS  SOLICITED  ON  BEHALF  OF THE  BOARD OF  DIRECTORS  OF  EMPYREAN
BIOSCIENCE,  INC. AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS  UNLESS MARKED
TO WITHHOLD AUTHORITY AND WILL BE VOTED IN ACCORDANCE WITH ANY SPECIFICATION INDICATED HEREON; IN THE ABSENCE OF A SPECIFICATION AS TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE SIGN AND DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

The undersigned hereby revokes proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Signature of Stockholder: _____________________________ Date:_____________

FIRST CLASS MAIL IMPORTANT: PLEASE SIGN AND RETURN PROMPTLY PROXY MATERIAL ENCLOSED. (Please sign exactly as name appears on this proxy, indicating, where proper, official position or representative capacity).